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                                                                   EXHIBIT 99(q)

                                POWER OF ATTORNEY

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.
                     MORGAN STANLEY INSTITUTIONAL FUND TRUST
                     THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                   MORGAN STANLEY STRATEGIC ADVISER FUND, INC.
                                  (THE "FUNDS")

     Mitchell M. Merin, whose signature appears below, does hereby constitute and appoint Ronald E. Robison his true and lawful attorney and agent, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable each of the Funds to comply with the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission ("SEC") in respect thereof, in connection with each Fund's Registration Statement on a form prescribed by the SEC pursuant to the 1933 Act and the 1940 Act, together with any and all amendments thereto, including within the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee/Director of each Fund such Registration Statement and any and all such amendments filed with the SEC under the 1933 Act and the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney and agents shall do or cause to be done by virtue hereof.

                                                /s/ Mitchell M. Merin
                                                ---------------------
                                                Mitchell M. Merin

Date: March 27, 2003